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                          SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON,  D. C.  20549

                              --------------------------

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------------

                         CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              Section 305(b)(2)
                                                -------

                              --------------------------
                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)

                New York                                  13-3818954
    (Jurisdiction of incorporation                    (I. R. S. Employer
     if not a U. S. national bank)                    Identification No.)

         114 West 47th Street                             10036-1532
         New York,  New York                              (Zip Code)
        (Address of principal
          executive offices)

                              --------------------------
                             AFFINITY GROUP HOLDING, INC.
                 (Exact name of obligor as specified in its charter)

              Delaware                                    59-2922099
    (State or other jurisdiction of                    I.R.S. Employer
    incorporation or organization)                   Identification No.)

                               64 Inverness Drive East
                                 Englewood, CO 80112
                       (Address of principal executive offices)

                              --------------------------

                              11% Senior Notes due 2007
                         (Title of the indenture securities)

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                                        - 2 -



                                       GENERAL



1.  GENERAL INFORMATION

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New
              York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.


2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.


3.  VOTING SECURITIES OF THE TRUSTEE

    2,999,020 shares of Common Stock - par value $5 per share


4.  TRUSTEESHIPS UNDER OTHER INDENTURES

    Not applicable.


5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

    Not applicable.


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                                        - 3 -


6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS

    Not applicable.


7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS

    Not applicable.


8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

    Not applicable.


9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

    Not applicable.


10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITIES HOLDERS OF THE OBLIGOR

    Not applicable.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR

    Not applicable.


12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

    Not applicable.


13. DEFAULTS BY THE OBLIGOR

    Not applicable.


14. AFFILIATIONS WITH THE UNDERWRITERS

    Not applicable.


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                                        - 4 -

15. FOREIGN TRUSTEE

    Not applicable.

16. LIST OF EXHIBITS

    T-1.1   --     Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

    T-1.2   --     Included in Exhibit T-1.1.

    T-1.3   --     Included in Exhibit T-1.1.

    T-1.4   --     The By-Laws of United States Trust Company of New York, as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

    T-1.6   --     The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

    T-1.7   --     A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

                                         NOTE

    As of April 28,1997 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

    In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


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                                        - 5 -



    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 28th day of April, 1997.


    UNITED STATES TRUST COMPANY OF
         NEW YORK,  Trustee

         /s/ John Guiliano

    By:  John Guiliano
         Vice President


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                                                      EXHIBIT T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK



    ---------------------------
By: /S/Gerard F. Ganey
    Senior Vice President


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                                                                   EXHIBIT T-1.7

                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                  DECEMBER 31, 1996
                                    (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                             $   75,754

Short-Term Investments                                                 276,399

Securities, Available for Sale                                         925,886

Loans
                                                                     1,638,516
Less:  Allowance for Credit Losses                                      13,168
                                                                    ----------
   Net Loans                                                         1,625,348
Premises and Equipment                                                  61,278
Other Assets                                                           120,903
                                                                    ----------
   TOTAL ASSETS                                                     $3,085,568
                                                                    ----------

LIABILITIES
Deposits:
   Non-Interest Bearing
                                                                    $  645,424
   Interest Bearing                                                  1,694,581
                                                                    ----------
      Total Deposits                                                 2,340,005

Short-Term Credit Facilities                                           449,183
Accounts Payable and Accrued Liabilities                               139,261
                                                                    ----------
   TOTAL LIABILITIES                                                $2,928,449
                                                                    ----------

STOCKHOLDER'S EQUITY
Common Stock                                                            14,995
Capital Surplus                                                         42,394
Retained Earnings                                                       98,926
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                      804
                                                                    ----------
TOTAL STOCKHOLDER'S EQUITY                                             157,119
                                                                    ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                           $3,085,568
                                                                    ----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

April 9, 1997